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                                                                    Exhibit 5(b)

                                   APPENDIX A


                                        FEE PAYABLE TO ADVISER (AS A PERCENTAGE
FUNDS OF THE TRUST                      OF EACH FUND'S AVERAGE DAILY NET ASSETS)
------------------                      ----------------------------------------

Government Bond Fund                    0.45%
Asset Allocation Fund                   0.70%
Growth Opportunities Fund               0.65%
Large Company Growth Fund               0.65%
Equity Index Fund                       0.30%


THE ONE GROUP(R) INVESTMENT TRUST

By:    __________________________

Title: __________________________


BANC ONE INVESTMENT ADVISORS CORPORATION

By:    __________________________

Title: __________________________


Dated: February 18, 1998